                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM  8-K/A
                               (Amendment No. 1)

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 13, 1998



                        Allin Communications Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State of Other Jurisdiction of Incorporation)



          0-21395                                          21-1795265
   (Commission File Number)                    (IRS Employer Identification No.)

400 Greentree Commons, 381 Mansfield Avenue
        Pittsburgh, Pennsylvania                         15220-2751
(Address of Principal Executive Offices)                 (Zip Code)


                                 (412) 928-8800
              (Registrant's Telephone Number, Including Area Code)

     This filing by Allin Communications Corporation (the "Company") is an amendment to the Company's current report on Form 8-K dated as of August 13, 1998 describing the Company's acquisition of all of the outstanding capital stock of KCS Computer Services, Inc., a Pennsylvania corporation ("KCS"), pursuant to a Stock Purchase Agreement among the Company and the shareholders of KCS. KCS provides information technology consulting and custom development services to its clients. This amendment provides certain financial information concerning KCS, including audited financial statements for the years ended December 31, 1996 and 1997, interim unaudited financial statements for the six months ended June 30, 1997 and 1998, and pro forma condensed consolidated financial information. The information contained in this filing on Form 8-K/A should be read in conjunction with information set forth in the Company's filings on Form 8-K dated as of August 13, 1998 describing the acquisition of KCS and dated as of September 30, 1998 describing the Company's sale of its sports marketing subsidiary, SportsWave, Inc. and the closure of a Loan and Security Agreement with S&T Bank, a Pennsylvania banking association. The information contained in this filing should also be read in conjunction with the audited financial statements and notes for the years ended December 31, 1996 and 1997 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's filings on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998.

     The audited financial statements of KCS included in this report were prepared by Grossman, Yanak & Ford LLP, independent accountants for KCS. The Company anticipates that the audit of KCS for the period ended December 31, 1998 will be conducted by the Company's independent accountants, Arthur Andersen LLP, as part of its audit of the Company and its subsidiaries.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired:

          Independent Auditors' Report

          Audited Balance Sheets of KCS Computer Services, Inc. as of December 31, 1997 and 1996

          Audited Statements of Operations and Retained Earnings of KCS Computer Services, Inc. for the Years Ended December 31, 1997 and 1996

          Audited Statements of Cash Flows of KCS Computer Services, Inc. for the Years Ended December 31, 1997 and 1996

          Notes to Audited Financial Statements of KCS Computer Services, Inc.

          Unaudited Balance Sheets of KCS Computer Services, Inc. as of June 30, 1998 and 1997

          Unaudited Statements of Operations and Retained Earnings of KCS Computer Services, Inc. for the Six Months Ended June 30, 1998 and 1997

          Unaudited Statements of Cash Flows of KCS Computer Services, Inc. for the Six Months Ended June 30, 1998 and 1997

          Notes to Unaudited Financial Statements of KCS Computer Services, Inc.

(b)  Pro Forma Financial Information:

          Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998

          Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997

          Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1998

          Notes to Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits:

2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc. (previously filed)

3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

3(i)(b) Certificate of Correction Relating to the Series B Redeemable
        Preferred Stock of the Registrant (previously filed)

4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

4.2 Form of Warrant for purchasers of Series B Redeemable Preferred Stock (previously filed)

4.3 Promissory Note dated August 13, 1998 in the principal amount of $2,000,000 (previously filed)

10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

10.2 Promissory Note dated August 13, 1998 in the principal amount of $6,200,000 (previously filed)

23    Consent of Grossman Yanak & Ford LLP

99  Press Release dated August 13, 1998 (previously filed)

INDEPENDENT AUDITORS' REPORT

To The Stockholders and
Board of Directors of KCS Computer Services, Inc.
Pittsburgh, Pennsylvania


We have audited the accompanying balance sheets of KCS Computer Services, Inc. as of December 31, 1997 and 1996, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KCS Computer Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/GROSSMAN YANAK & FORD LLP



Pittsburgh, Pennsylvania
September 22, 1998

KCS COMPUTER SERVICES, INC.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
------------------------------------------------


ASSETS                                            NOTES      1997         1996
------                                            -----      -----        -----
CURRENT ASSETS:
Cash                                                  1  $   664,117   $   230,304
Trade accounts receivable (net of allowance
  for doubtful accounts of $3,110 at
  December 31, 1997)                                       1,507,893     1,309,599
Employee advances                                                  -         5,646
Deferred income taxes                               1,6        4,000        77,000
Prepaid expenses                                                 101         7,401
                                                         -----------   -----------

Total current assets                                       2,176,111     1,629,950

PROPERTY AND EQUIPMENT, NET                         1,3      194,438       270,183

DEPOSITS                                                       2,307         1,502
                                                         -----------   -----------

TOTAL                                                    $ 2,372,856   $ 1,901,635
                                                         ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------

CURRENT LIABILITIES:
Accounts payable                                         $   154,655   $   130,411
Accrued payroll and payroll related expenses                 311,170       272,812
Sales tax payable                                     8       17,684        11,229
Income taxes payable                                1,6      346,090             -
Accrued expenses                                              14,850             -
Current portion of notes payable                      4      256,125       265,057
Current portion of capital lease obligations          5       14,958        18,288
                                                         -----------   -----------

Total current liabilities                                  1,115,532       697,797
                                                         -----------   -----------

NOTES PAYABLE                                         4      320,156       576,281
                                                         -----------   -----------

CAPITAL LEASE OBLIGATIONS                             5        6,176        21,134
                                                         -----------   -----------

DEFERRED INCOME TAXES                               1,6      322,000       420,000
                                                         -----------   -----------

STOCKHOLDERS' EQUITY:
Common stock - par value $1 per share;
  500,000 shares authorized; 1,040 shares
  issued and outstanding                                       1,040         1,040
Additional paid-in capital                                        43            43
Retained earnings                                            607,909       185,340
                                                         -----------   -----------

Total stockholders' equity                                   608,992       186,423
                                                         -----------   -----------

TOTAL                                                    $ 2,372,856   $ 1,901,635
                                                         ===========   ===========

See notes to financial statements.
--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                  NOTES     1997          1996
                                                  -----     ----          ----
PROFESSIONAL FEES                                        $12,842,297   $10,992,354
                                                         -----------   -----------

EXPENSES:
Wages and salaries                                         6,721,973     6,494,066
Payroll taxes                                                532,451       568,885
Employee fringe benefits                                     196,503       217,092
Outside services                                           3,215,322     1,925,765
Cost of software resold                                       59,412       228,775
Travel and entertainment                                     416,777       578,502
Club dues                                                      6,073         7,509
Rent                                                         195,094       291,340
Repairs                                                        1,267             -
Utilities                                                     75,724        63,283
Auto expense                                                  84,777       108,518
Professional services                                        203,795        89,198
Advertising                                                   41,288        65,393
Seminars and training                                          5,414        10,023
Office expense                                                96,643       164,720
Licenses, fees, other taxes                                   11,364           758
Insurance                                                     30,728        76,961
Dues and subscriptions                                         8,848         7,221
Bank charges                                                   3,448           311
Depreciation and amortization                         1       68,468        69,401
Bad debt expense                                              16,862        19,531
Miscellaneous                                                  1,952         1,198
                                                         -----------   -----------

Total                                                     11,994,183    10,988,450
                                                         -----------   -----------

OPERATING INCOME                                             848,114         3,904
                                                         -----------   -----------

OTHER INCOME (EXPENSE):
Interest expense                                      4      (77,015)     (104,700)
Fines, penalties and other assessments                       (25,687)            -
Loss on sale of assets                                        (2,671)            -
Other income                                                   8,218             -
                                                         -----------   -----------

Total                                                        (97,155)     (104,700)
                                                         -----------   -----------

INCOME (LOSS) BEFORE TAXES                                   750,959      (100,796)

INCOME TAX PROVISION                                  6      328,390        10,000
                                                         -----------   -----------

NET INCOME (LOSS)                                            422,569      (110,796)
                                                         -----------   -----------

RETAINED EARNINGS, BEGINNING -
 AS PREVIOUSLY STATED                                        185,340       766,414

CORRECTION OF ERRORS                                  2            -      (470,278)
                                                         -----------   -----------

RETAINED EARNINGS, BEGINNING -
 AS RESTATED                                                 185,340       296,136
                                                         -----------   -----------

RETAINED EARNINGS, ENDING                                $   607,909   $   185,340
                                                         ===========   ===========
NET INCOME (LOSS) PER COMMON
SHARE  BASIC AND FULLY DILUTED
(based on 1,040 shares outstanding
  during 1997 and 1996)                                  $   406.32    $  (106.53)
                                                         ===========   ===========

See notes to financial statements.
--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                               1997             1996
                                                               ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                            $ 422,569       $(110,796)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
 Depreciation and amortization                                  68,468          69,401
 Loss on sale of assets                                          2,671               -
 Deferred income taxes                                         (25,000)         10,000
 (Increase) decrease in:
   Accounts receivable and advances                           (192,648)        469,432
   Prepaid expenses                                              7,300            (101)
  Increase (decrease) in:
   Accounts payable                                             24,244          77,277
   Accrued liabilities                                         405,753        (103,810)
                                                             ---------       ---------

Net cash provided by operating activities                      713,357         411,403
                                                             ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions                                              (9,394)        (51,937)
Proceeds from sale of equipment                                 14,000               -
Increase in deposits                                              (805)         (1,052)
                                                             ---------       ---------

Net cash provided (used) by investing activities                 3,801         (52,989)
                                                             ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable and
 capital lease obligations                                    (283,345)       (299,211)
Short-term borrowings, net                                           -          50,000
Proceeds from long-term debt                                         -          40,538
                                                             ---------       ---------

Net cash used by financing activities                         (283,345)       (208,673)
                                                             ---------       ---------

NET INCREASE IN CASH                                           433,813         149,741

CASH, BEGINNING                                                230,304          80,563
                                                             ---------       ---------

CASH, ENDING                                                 $ 664,117       $ 230,304
                                                             =========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest                       $  77,015       $ 104,700
                                                             =========       =========

Cash paid during the year for income taxes                   $       -       $       -
                                                             =========       =========

During 1996, the Company refinanced $824,500 of notes payable and $200,000 of short-term borrowings with a $1,024,500 term note. Also during 1996, the Company acquired office equipment of $41,738 under capital leases of like amount.


See notes to financial statements.
-------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and Presentation - KCS Computer Services, Inc. (the "Company") is a national systems integration company that provides custom technical solutions for client/server and legacy system environments. The Company was incorporated in Pennsylvania on March 20, 1986. Effective December 31, 1996, Information Technology Solutions, Inc., KCS Training and Temporary Services, Inc. and KCS Personnel Services, Inc., which were affiliated companies also controlled by the controlling stockholder, were merged into KCS Computer Services, Inc. The merger was accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements as of December 31, 1996 and for the year then ended are presented on a combined basis.

   On August 13, 1998, the Company's stockholders sold all of the outstanding stock of the Company. In connection with this transaction, the Company is now a wholly-owned subsidiary of Allin Communications Corporation.

   Basis of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when incurred.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Cash - The Company maintains at financial institutions cash which may at times exceed federally insured amounts and which may at times exceed balance sheet amounts due to outstanding checks.

   Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided for financial reporting purposes using the straight-line method over the estimated useful lives of the assets ranging from five to thirty-nine years. Maintenance and repairs are charged to income as incurred. The cost of property sold or retired and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in earnings. Net property and equipment includes assets held under capital leases with a cost of $67,803 at December 31, 1997 and 1996 and accumulated amortization of $48,883 and $33,520 at December 31, 1997 and 1996, respectively.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current taxes due plus deferred taxes related primarily to differences between the bases of accrued expenses and property and equipment for financial and income tax reporting and the results of a change in accounting method for income tax purposes (see
   Note 6) as well as the utilization of net operating loss carryforwards.

   The deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

2. CORRECTION OF ERRORS

   Effective January 1, 1996, the Company changed its methods of accounting for property and liabilities to methods acceptable under generally accepted accounting principles. In connection with the correction of these errors, retained earnings at January 1, 1996 was reduced by $470,278 principally due to the net effect of adjustments to property and equipment, accounts payable, accrued expenses, capital lease obligations and deferred income taxes (See
   Note 6) related to prior years. Adjustments to accounts payable and accrued expenses of approximately $137,000 were considered in the computation of the deferred tax liability at January 1, 1996 of $333,000 (see Note 6). These adjustments to accounts payable and accrued expenses had served to reduce the deferred tax liability at January 1, 1996 by approximately $56,000. The tax effects of the remaining adjustments were immaterial.

3. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1997 and 1996 consist of:

                                        1997        1996
                                     ----------  ----------

   Office furniture and equipment    $ 365,246   $ 395,516
   Leasehold improvements               54,326      54,326
                                     ---------   ---------
   Total                               419,572     449,842
   Less accumulated depreciation      (225,134)   (179,659)
                                     ---------   ---------

   Property and equipment, net       $ 194,438   $ 270,183
                                     =========   =========

4. NOTES PAYABLE

Notes payable consist of:

                                                                                1997        1996
                                                                              ---------   ---------
      Note payable to bank in monthly
       principal installments of $21,344
       plus interest at the prime rate plus
         .75% through March 2000                                              $ 576,281   $ 832,406

      Note payable to bank in monthly
       principal installments of $3,378 plus
       interest at the prime rate plus .75%
       through February 1997                                                          -   $   6,756

      Note payable to financing company
       in monthly installments of $332 including
       interest at 5.0% through March 1997;
       secured by automobile                                                          -       2,176
                                                                              ---------   ---------
                                                                              $ 576,281     841,338

      Less current portion                                                     (256,125)   (265,057)
                                                                              ---------   ---------

      Long-term debt                                                          $ 320,156   $ 576,281
                                                                              =========   =========

      Maturities of debt for years after December 31, 1997 are as follows:

              1998                                                                        $ 256,125
              1999                                                                          256,125
              2000                                                                           64,031
                                                                                          ---------

              Total                                                                       $ 576,281
                                                                                          =========

   The Company also has a revolving line of credit agreement, which expires on March 27, 1999, with maximum borrowings of $250,000 at December 31, 1997 and 1996 and interest on the line is payable monthly at the prime rate plus .75%. The prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively. There were not any outstanding borrowings on the line at December 31, 1997 and 1996. In March 1998 the line was amended to increase the maximum borrowings to $400,000 and to reduce the interest rate to prime plus .5%.

   The term note and line of credit are secured by all tangible and intangible assets of the Company, are personally guaranteed by the majority stockholder, and are subject to certain covenants which are ordinary to such credit facilities and which include restrictions as to, among other things, debt coverage ratios and tangible net worth.

5. LEASES

   The Company leases office space, automobiles and equipment under operating leases that expire at various times through 2001. Total rental expense under operating leases was $195,094 and $291,340 for the years ended December 31, 1997 and 1996, respectively. Minimum future annual rental commitments for all non-cancellable operating leases as of December 31, 1997 are as follows:

     1998                                                     $203,413
     1999                                                      185,426
     2000                                                      175,574
     2001                                                       27,682
                                                              --------

     Total                                                    $592,095
                                                              ========

          The Company leases other office equipment under capital leases which
expire at various times through 2001.   The following represents the future
minimum lease payments under capital leases and their present value at December 31, 1997:

     1998                                                       $18,048
     1999                                                         2,712
     2000                                                         2,712
     2001                                                         2,261
                                                                -------

     Total minimum lease payments                                25,733
     Less amount representing interest                            4,599
                                                                -------

     Present value of minimum lease payments
     (including $14,958 classified as current)                  $21,134
                                                                =======

6. INCOME TAXES

   The components of the income tax provisions are as follows:

                                                             1997     1996
                                                             ----     ----
   Current income tax provision:
    Federal                                               $282,732        -
    State                                                   70,658        -
                                                          --------  -------
   Total                                                   353,390        -
                                                          --------  -------

Deferred income tax provision (benefit):

    Federal                                                   $(17,000)  $ 10,000
    State                                                       (8,000)         -
                                                              --------   --------

   Total                                                       (25,000)    10,000
                                                              --------   --------

   Total                                                      $328,390   $ 10,000
                                                              ========   ========

    The income tax provisions differ from the amounts computed using the federal statutory income tax rates as follows:


       Provision (benefit) at federal statutory rates                    $255,326   $(34,270)
       State taxes, net of federal benefit                                 49,563     (6,653)
       Nondeductible expenses                                              27,774     49,200
       Other                                                               (4,273)     1,723
                                                                         --------   --------

   Income tax provision                                                  $328,390   $ 10,000
                                                                         ========   ========

   The current federal and state provisions at December 31, 1997 reflect the utilization in 1997 of federal and state net operating loss carryforwards of $189,819 and $166,677, respectively. The current federal and state provisions for the year ended December 31, 1996 reflect utilization of net operating loss carryforwards of $362,484 and $338,484, respectively.

   Deferred income taxes result from differences in timing of recognition of income and expense items for tax and financial reporting purposes. The tax effects of temporary differences that give rise to the Company's deferred tax asset and liability are as follows:

                                                               1997     1996
                                                               ----     ----
    Current deferred tax asset:
    Allowance for doubtful accounts                         $  1,000
    Accrued expenses                                           3,000  $  1,000
    Tax loss carryforwards                                         -    76,000
                                                            --------  --------

    Total                                                   $  4,000  $ 77,000
                                                            ========  ========

                                                               1997     1996
                                                               ----     ----
   Noncurrent deferred tax liability:
    Accumulated depreciation                                $ 22,000  $ 20,000
    Excess of accrual basis income
    over cash basis income                                   300,000   400,000
                                                            --------  --------

   Total                                                    $322,000  $420,000
                                                            ========  ========

   The Company changed its method of accounting for income tax purposes from the cash basis to the accrual basis under Section 446 of the Internal Revenue Code effective with the filing of the 1997 corporate income tax return.
   Among the effects of this change was the recognition of approximately $985,000 of taxable income evenly over a four year period beginning in 1997. Accordingly, approximately $246,000 of taxable income was included in 1997 for purposes of calculating the current tax provision for the year ended December 31, 1997.

   Further, the deferred taxes related to the excess of income recognized under the accrual basis as reflected in financial statements over the cash basis income included in the corporate income tax returns through December 31, 1995 was not reflected in the accrual basis financial statements prior to January 1, 1996 as required by generally accepted accounting principles. Accordingly, a deferred tax liability of $333,000 at January 1, 1996 was included in the correction of errors discussed at Note 2.

7. PROFIT SHARING PLAN

   The Company sponsors a 401(k) profit sharing plan covering substantially all employees under which eligible employees may contribute a portion of their eligible earnings to the plan. The Company may make discretionary contributions as determined by the Board of Directors. No Company contributions were recognized for the years ended December 31, 1997 and 1996.

8. OTHER COMMITMENTS AND CONTINGENCIES

   The Pennsylvania Department of Revenue had presented KCS Computer Services, Inc. and its prior affiliated companies (See Note 1) a tax assessment of $193,212 plus penalties and interest of $63,238 as a result of a sales tax audit. The Company filed timely appeals and vigorously contested the assessment. During April 1998, the Pennsylvania Department of Revenue reduced the assessment by $57,020 and abated penalties of $38,492. During September 1998, the Pennsylvania Department of Revenue further reduced the assessment to $9,345. Accordingly, the assessment, penalties and interest, except for $10,837 of use tax, which was management's estimate of the ultimate obligation, have not been reflected in these financial statements.



-------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.


BALANCE SHEETS                                        (UNAUDITED)
JUNE 30, 1998 AND 1997
--------------------------------------------------------------------------------


ASSETS                                                   NOTES       1998          1997
------                                                   -----       ----          ----
CURRENT ASSETS:
Cash                                                           1   $  214,615   $  303,186
Trade accounts receivable (net of allowance
  for doubtful accounts of $13,000 and
  $1,000, respectively)                                             2,060,524    1,598,299
Deferred income taxes                                        1,5       16,000        8,000
Prepaid expenses                                                        8,121          101
                                                                   ----------   ----------

Total current assets                                                2,299,260    1,909,586

PROPERTY AND EQUIPMENT, NET                                  1,2      189,762      216,777

DEPOSITS                                                                3,513        2,455
                                                                   ----------   ----------

TOTAL                                                              $2,492,535   $2,128,818
                                                                   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------

CURRENT LIABILITIES:
Accounts payable                                                   $  210,259   $  181,127
Accrued payroll and payroll related expenses                          373,824      315,014
Accrued other taxes                                            7       16,456       13,975
Income taxes payable                                         1,5      132,613      176,285
Current portion of notes payable                               3      481,125      256,125
Current portion of capital lease obligations                   4        8,847       15,949
                                                                   ----------   ----------

Total current liabilities                                           1,223,124      958,475
                                                                   ----------   ----------

LONG-TERM LIABILITIES:
Notes payable                                                  3      192,094      448,619
Capital lease obligation                                       4        5,272       14,121
Deferred income taxes                                        1,5      224,000      309,000
                                                                   ----------   ----------

Total long-term liabilities                                           421,366      771,740
                                                                   ----------   ----------

STOCKHOLDERS' EQUITY:
Common stock - par value $1 per share;
  500,000 shares authorized; 1,040 shares
  issued and outstanding                                                1,040        1,040
Additional paid-in capital                                                 43           43
Retained earnings                                                     846,962      397,520
                                                                   ----------   ----------

Total stockholders' equity                                            848,045      398,603
                                                                   ----------   ----------

TOTAL                                                              $2,492,535   $2,128,818
                                                                   ==========   ==========

See notes to financial statements.
--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS                (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
--------------------------------------------------------------------------------

                                                         NOTES       1998         1997
                                                         -----       ----         ----
PROFESSIONAL FEES                                                  $7,070,881   $6,101,057
                                                                   ----------   ----------

EXPENSES:
Wages and salaries                                                  3,587,948    3,364,366
Payroll taxes                                                         312,953      305,054
Employee fringe benefits                                              117,960      118,542
Outside services                                                    1,865,499    1,352,248
Cost of software and computers resold                                  79,497       25,115
Travel and entertainment                                              272,332      197,211
Club dues                                                               3,186        2,568
Rent                                                                  110,802       97,866
Repairs                                                                   708          534
Utilities                                                              35,716       35,101
Auto expense                                                           29,909       46,280
Professional services                                                   7,904        6,455
Advertising                                                            21,546       15,471
Seminars and training                                                  12,596        2,746
Office expense                                                         40,450       46,591
Other taxes                                                             7,734        4,714
Insurance                                                              17,979       17,881
Dues and subscriptions                                                  2,760        5,753
Charitable contributions                                                  150            -
Depreciation and amortization                                          33,447       36,735
Bad debt expense                                                       (7,918)     (18,531)
Miscellaneous                                                           3,191        5,318
                                                                   ----------   ----------

Total                                                               6,556,349    5,668,018
                                                                   ----------   ----------

OPERATING INCOME                                                      514,532      433,039
                                                                   ----------   ----------

OTHER EXPENSE:
Interest expense                                               3       32,626       39,562
Loss on sale of assets                                                      -        2,671
Miscellaneous                                                          83,412       37,041
                                                                   ----------   ----------
-
Total                                                                 116,038       79,274
                                                                   ----------   ----------

INCOME BEFORE TAXES                                                   398,494      353,765

INCOME TAX PROVISION                                           5      159,441      141,585
                                                                   ----------   ----------

NET INCOME                                                            239,053      212,180
                                                                   ----------   ----------

RETAINED EARNINGS, BEGINNING                                          607,909      185,340
                                                                   ----------   ----------

RETAINED EARNINGS, ENDING                                          $  846,962   $  397,520
                                                                   ==========   ==========


See notes to financial statements.
-------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENTS OF CASH FLOWS                                   (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                      1998         1997
                                                                      ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $  239,053   $  212,180
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
 Depreciation and amortization                                         33,447       36,735
 Loss on sales of assets                                                    -        2,671
 Deferred income taxes                                               (110,000)     (42,000)
 (Increase) decrease in:
   Accounts receivable                                               (552,631)    (283,053)
   Prepaid expenses                                                    (8,020)       7,300
  Increase (decrease) in:
   Accounts payable                                                    55,604       50,716
   Accrued liabilities                                               (166,901)     221,233
                                                                   ----------   ----------

Net cash provided by (used in) operating activities                  (509,448)     205,782
                                                                   ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions                                                    (28,771)           -
Proceeds from sale of equipment                                             -       14,000
Increase in deposits                                                   (1,206)        (953)
                                                                   ----------   ----------

Net cash provided by (used in) investing activities                   (29,977)      13,047
                                                                   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable and
 capital lease obligations                                           (210,077)    (145,947)
 Proceeds from borrowings                                             300,000            -
                                                                   ----------   ----------

Net cash provided by (used in) financing activities                    89,923     (145,947)
                                                                   ----------   ----------

NET INCREASE (DECREASE) IN CASH                                      (449,502)      72,882

CASH, BEGINNING                                                       664,117      230,304
                                                                   ----------   ----------

CASH, ENDING                                                       $  214,615   $  303,186
                                                                   ==========   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:

Interest                                                           $   32,626   $   39,562
                                                                   ==========   ==========

Income taxes                                                       $  482,918   $      -
                                                                   ==========   ==========

See notes to financial statements.
-------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS               (UNAUDITED)
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization - KCS Computer Services, Inc. (the "Company") is a national systems integration company that provides custom technical solutions for client/server and legacy system environments. The Company was incorporated in Pennsylvania on March 20, 1986. Effective December 31, 1996, Information Technology Solutions, Inc., KCS Training and Temporary Services, Inc. and KCS Personnel Services, Inc., which were affiliated companies also controlled by the controlling stockholder, were merged into KCS Computer Services, Inc.

   On August 13, 1998, the Company's stockholders sold all of the outstanding stock of the Company. In connection with this transaction, the Company is now a wholly-owned subsidiary of Allin Communications Corporation.

   Basis of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when incurred.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Cash - The Company maintains cash at financial institutions which may at times exceed federally insured amounts and which may at times exceed balance sheet amounts due to outstanding checks.

   Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided for financial reporting purposes using the straight-line method over the estimated useful lives of the assets ranging from five to thirty-nine years. Maintenance and repairs are charged to income as incurred. The cost of property sold or retired and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in earnings. Net property and equipment includes assets held under capital leases with a cost of $67,803 and with accumulated amortization of $55,207 and $42,559 as of June 30, 1998 and 1997, respectively.

--------------------------------------------------------------------------------

   Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current taxes due plus deferred taxes related primarily to differences between the bases of accrued expenses and property and equipment for financial and income tax reporting and the results of a change in accounting method for income tax purposes (see Note 6).

   The deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.


2.    PROPERTY AND EQUIPMENT

   Property and equipment at June 30, 1998 and 1997 consist of:

                                                    1998         1997
                                               --------------  --------

      Office furniture and equipment               $ 394,018   $355,853
      Leasehold improvements                          54,325     54,325
                                                   ---------   --------
      Total                                          448,343    410,178
      Less accumulated depreciation
       and amortization                             (258,581)   193,401
                                                   ---------   --------

      Property and equipment, net                  $ 189,762   $216,777
                                                   =========   ========

3.    NOTES PAYABLE
                                                      1998       1997
                                                   ---------   --------
      Notes payable consist of:

      Note payable to bank in monthly
       principal installments of $21,344
       plus interest at the prime rate plus
        .75% through March 2000                    $ 448,219   $704,744



--------------------------------------------------------------------------------

                                                                                                   1998     1997
                                                                                                   ----     ----
       Note payable to bank in monthly
       principal installments of $25,000
       plus interest at prime rate plus
       .5% from April 1998 through
       March 1999                                                                                $225,000         -
                                                                                                 --------  --------

      Total                                                                                       673,219  $704,744

      Less current portion                                                                        481,125   256,125
                                                                                                 --------  --------

      Long-term debt                                                                             $192,094  $448,619
                                                                                                 ========  ========

      Maturities of debt for years after June 30, 1998 are as follows:

              1999                                                                                         $481,125
              2000                                                                                          192,094
                                                                                                           --------

              Total                                                                                        $673,219
                                                                                                           ========

   The Company also has a revolving line of credit agreement, which expires on March 27, 1999, with maximum borrowings of $400,000. Interest on the line is payable monthly at the prime rate plus .5% and .75% at June 30, 1998 and 1997, respectively. The prime rate was 8.5% at June 30, 1998 and 1997. There were not any outstanding borrowings on the line at June 30, 1998 and 1997.

   The term notes and line of credit are secured by all tangible and intangible assets of the Company, are personally guaranteed by the majority stockholder, and are subject to certain covenants which are ordinary to such credit facilities and which include restrictions as to, among other things, debt coverage ratios and tangible net worth.

4. LEASES

     The Company leases office space, automobiles and equipment under operating leases that expire at various times through 2002. Total rental expense under operating leases for the six months ended June 30, 1998 and 1997 was $110,802 and $97,866, respectively. Minimum future annual rental commitments for all non-cancellable operating leases as of June 30, 1998 are as follows:

     1999                                        $200,962
     2000                                         179,054
     2001                                         101,822
     2002                                          13,647
                                                 --------

     Total                                       $495,485
                                                 ========

--------------------------------------------------------------------------------

   The Company leases other office equipment under capital leases which expire
   at various times through 2002.   The following represents the future minimum
   lease payments under capital leases and their present value at June 30, 1998:

     1999                                                 $ 10,380
     2000                                                    2,712
     2001                                                    2,712
     2002                                                      904
                                                          --------

     Total minimum lease payments                           16,708
     Less amount representing interest                       2,589
                                                          --------

     Present value of minimum lease payments
     (including $8,847 classified as current)             $ 14,119
                                                          ========

5. INCOME TAXES

   The components of the income tax provision are as follows:

                                                                      1998       1997
                                                                      ----       ----
   Current income tax provision:
    Federal                                                         $ 209,114   $138,388
    State                                                              60,327     45,197
                                                                    ---------   --------

   Total                                                              269,441    183,585
                                                                    ---------   --------

   Deferred income tax benefit:
    Federal                                                           (83,000)   (30,000)
    State                                                             (27,000)   (12,000)
                                                                    ---------   --------

   Total                                                             (110,000)   (42,000)
                                                                    ---------   --------

   Total                                                            $ 159,441   $141,585
                                                                    =========   ========


   The Company changed its method of accounting for income tax purposes from the cash basis to the accrual basis under Section 446 of the Internal Revenue Code effective with the filing of the 1997 corporate income tax return. Among the effects of this change will be the recognition of approximately $993,000
   of  taxable  income  evenly over a  four  year    period beginning in 1997.
   Accordingly, approximately $248,000 of taxable income was included in 1998 and 1997 for purposes of calculating the current tax provision for the six months ended June 30, 1998 and 1997.

--------------------------------------------------------------------------------

   The provision for income taxes for the six months ended June 30, 1998 and 1997 is more than that calculated at statutory rates principally due to deductions recognized in the financial statements which are not deductible for tax purposes, primarily consisting of penalties and nondeductible club dues, meals and entertainment. Also, the federal and state provisions at June 30, 1997 reflect the expected utilization in 1997 of federal and state net operating loss carryforwards of $189,819 and $166,677, respectively.

   The net deferred tax assets and liabilities at June 30, 1998 and 1997 consist of $16,000 and $8,000 of current deferred tax assets related principally to accrued expenses and $224,000 and $309,000, respectively, of noncurrent deferred tax liabilities related principally to the Section 446 adjustment discussed above and accumulated depreciation.

   Further, the deferred taxes related to the excess of income recognized under the accrual basis as reflected in financial statements over the cash basis income included in the corporate income tax returns through December 31, 1996 was not reflected in the accrual basis financial statements prior to January 1, 1997 as required by generally accepted accounting principles.
   Accordingly, a deferred tax liability of $343,000 at January 1, 1997 was included in the prior period adjustment discussed at Note 2.

6. PROFIT SHARING PLAN

   The Company sponsors a 401(k) profit sharing plan covering substantially all employees under which eligible employees may contribute a portion of their eligible earnings to the plan. The Company may make discretionary contributions as determined by the Board of Directors. No Company contributions were recognized for the six months ended June 30, 1998 and 1997.

7. OTHER COMMITMENTS AND CONTINGENCIES

   The Pennsylvania Department of Revenue has presented KCS Computer Services, Inc. and its prior affiliated companies (See Note 1) a tax assessment of $193,212 plus penalties and interest of $63,238 as a result of a sales tax audit. The Company had filed timely appeals and vigorously contested the assessment. During April 1998, the Pennsylvania Department of Revenue reduced the assessment by $57,020 and abated penalties of $38,492. During September 1998, the Pennsylvania Department of Revenue further reduced the assessment to $9,345. Accordingly, the assessment, penalties and interest, except for $10,837 of use tax that will not be contested, have not been reflected in these financial statements.



--------------------------------------------------------------------------------

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following Pro Forma Condensed Consolidated Financial Statements of Allin Communications Corporation (the "Company") are based on its historical financial statements, adjusted to give effect to the September 30, 1998 sale of its wholly-owned subsidiary, SportsWave, Inc. ("SportsWave"), and its August 13, 1998 acquisition of all of the issued and outstanding capital stock of KCS Computer Services, Inc. ("KCS"). The Pro Forma Condensed Consolidated Financial Statements of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 assume that such disposition and acquisition had occurred on January 1, 1997. The Pro Forma Condensed Consolidated Financial Statements reflect the estimated gain on disposal of SportsWave as gain realized on disposal of a segment since SportsWave's operations comprised the entirety of the Company's sports marketing business. The Pro Forma Condensed Consolidated Financial Statements also assume the that Company's August 13, 1998 issuance of Series B preferred stock and warrants and its October 1 , 1998 closure of its current revolving credit facility had occurred on January 1, 1997.

   The pro forma condensed consolidated financial information reflects the purchase method of accounting for the acquisition of KCS, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of any appraisals or other studies of the fair value of assets and liabilities. Final purchase accounting adjustments will differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operations of KCS from June 30, 1998 to the date of acquisition. The final purchase accounting adjustments are not expected to differ significantly from the estimates used herein.

   There were no intercompany sales or expenses recorded between the Company and KCS during the periods presented.

   The pro forma condensed consolidated financial information reflects certain assumptions described above and in Notes to Pro Forma Condensed Consolidated Financial Statements of Operations below. The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the disposal of SportsWave and the acquisition of KCS had occurred on the assumed date, as specified above, or to project the Company's financial condition or results of operations for any future period.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                  (Unaudited)

                            (Dollars in thousands)

                                                                                             Pro Forma
                                                                                                Allin
                                                 Consolidated              Pro Forma        Communications
                                                      Allin                Adjustments     Corporation after
                                                 Communications            for Sale of           Sale of
                                                   Corporation          SportsWave, Inc.     SportsWave, Inc.
                                                                                     Note
ASSETS:
Current Assets:
     Cash and cash equivalents                  $           5,111   $        2,944   (1)     $       8,055

     Accounts receivable                                    2,594             (982)  (2)             1,612
     Notes receivable                                           -              500                     500
     Inventory                                              1,858                                    1,858
     Deferred Income Taxes                                      -                                        -
     Prepaid Expenses                                         337             (162)  (2)               175
                                                  ----------------                             ------------
         Total current assets                               9,900                                   12,200

Property and equipment, net                                 4,635              (70)  (2)             4,565
Other assets                                                4,303           (2,022)  (2)             2,281
                                                  ----------------                             ------------

Total assets                                    $          18,838                            $      19,046
                                                  ================                             ============


LIABILITIES AND SHAREHOLDERS' EQUITY:
     Accounts payable                           $             668   $          (78)  (2)     $         590
     Accrued liabilities                                    1,349              (98)  (2)             1,251
     Income taxes payable                                       -                                        -
     Current portion of notes payable                          11              600   (4)               611
     Current portion of deferred revenue                      905             (724)  (2)               181
                                                  ----------------                             ------------
         Total current liabilities                          2,933                                    2,633

Non-current portion of deferred revenue                       424             (424)  (2)                 -
Notes payable                                                   -                                        -
Deferred income taxes                                           -                                        -
Other liabilities                                               -                                        -

Series A convertible, redeemable
     preferred stock                                        2,500                                    2,500

Series B preferred stock and
     warrants                                                   -                                        -

Shareholder's equity                                       12,981              932   (3)            13,913
                                                  ----------------                             ------------

Total liabilities and shareholders' equity      $          18,838                            $      19,046
                                                  ================                             ============

                                                                     Pro Forma
                                                                    Adjustments
                                                                  for Acquisition
                                                KCS                   of KCS
                                             Computer                Computer          Pro Forma
                                           Services, Inc.         Services, Inc.     Consolidated
                                                                             Note
ASSETS:
Current Assets:
     Cash and cash equivalents             $            215   $       (384)(5)(10)   $    7,886
                                                                            (11)(12)
     Accounts receivable                               2061                               3,673
     Notes receivable                                     -                                 500
     Inventory                                            -                               1,858
     Deferred Income Taxes                               16            (16)  (7)              -
     Prepaid Expenses                                     8                                 183
                                             ---------------                           ---------
         Total current assets                         2,300                              14,100

Property and equipment, net                             189                               4,754
Other assets                                              4         13,408   (6)         15,693
                                             ---------------                           ---------

Total assets                               $          2,493                          $   34,547
                                             ===============                           =========


LIABILITIES AND SHAREHOLDERS' EQUITY:
     Accounts payable                      $            210   $                      $      800
     Accrued liabilities                                400            142   (8)          1,793
     Income taxes payable                               133                                 133
     Current portion of notes payable                   481          5,719 (5)(10)        6,811
     Current portion of deferred revenue                  -                                 181
                                             ---------------                           ---------
         Total current liabilities                    1,224                               9,718

Non-current portion of deferred revenue                   -                                   -
Notes payable                                           192          1,808 (5)(10)        2,000
Deferred income taxes                                   224            (93)  (7)            131
Other liabilities                                         5                                   5

Series A convertible, redeemable
     preferred stock                                      -                               2,500

Series B preferred stock and
     warrants                                             -          2,750  (11)          2,750

Shareholder's equity                                    848          2,682 (5)(9)        17,443
                                             ---------------                           ---------

Total liabilities and shareholders' equity $          2,493                          $   34,547
                                             ===============                           =========

The accompanying notes are an integral part of these financial statements.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (Unaudited)

                 (Dollars in thousands, except per share data)


                                                                                Pro Forma
                                                                                  Allin
                                            Consolidated     Pro Forma        Communications
                                               Allin        Adjustments      Corporation after      KCS
                                           Communications    for Sale of         Sale of          Computer
                                             Corporation   SportsWave, Inc.   SportsWave, Inc.  Services, Inc.
                                                                      Note
Revenue                                     $     13,187 $    (3,590)  (1)     $      9,597 $    12,842

Cost of sales                                      8,103      (2,115)  (1)            5,988           -
                                              -----------                      -------------    --------

Gross profit                                       5,084                              3,609      12,842

Selling, general & administrative                 16,164      (1,647)  (1)           14,517      12,014
                                              -----------                      -------------    --------

Loss from operations                             (11,080)                           (10,908)        828

Interest expense (income), net                      (425)         (7)(1) (3)           (432)         77
                                              -----------                      -------------    --------

Loss before income tax expense                   (10,655)                           (10,476)        751

Income tax expense                                    48          (3)  (1)               45         328
                                              -----------                      -------------    --------

Loss before disposal of segment                  (10,703)                           (10,521)        423

Gain on disposal of segment                            -         907   (2)              907           -
                                              -----------                      -------------    --------

Net income (loss)                           $    (10,703)                    $       (9,614)$       423
                                              ===========                      =============    ========

Net loss per common share - basic
     and diluted                            $      (2.08)                             (1.86)
                                               -----------                      -------------

Weighted average shares outstanding -
     basic and diluted                         5,157,399                          5,157,399
                                              -----------                      -------------
                                         Pro Forma
                                        Adjustments
                                      for Acquisition
                                           of KCS
                                          Computer             Pro Forma
                                        Services, Inc.        Consolidated
                                                   Note
Revenue                                   $                $     22,439

Cost of sales                              8,748    (10)         14,736
                                                             -----------

Gross profit                                                      7,703

 Selling, general & administrative         (8,173)  (4)(10)       18,358
                                                             -----------

Loss from operations                                            (10,655)

Interest expense (income), net             289  (5)(6)(7)           (66)
                                                             -----------
                                                 (8)(9)
Loss before income tax expense                                  (10,589)

Income tax expense                                                  373
                                                             -----------

Loss before disposal of segment                                 (10,962)

Gain on disposal of segment                                         907
                                                             -----------

Net income (loss)                                          $    (10,055)
                                                             ===========

Net loss per common share - basic
     and diluted                                           $      (1.69)
                                                             -----------

Weighted average shares outstanding -
     basic and diluted                                        5,962,594
                                                             -----------

The accompanying notes are an integral part of these financial statements.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (Unaudited)

                 (Dollars in thousands, except per share data)


                                                                                        Pro Forma
                                                                                          Allin
                                                Consolidated        Pro Forma         Communications
                                                    Allin         Adjustments        Corporation after       KCS
                                               Communications      for Sale of             Sale of         Computer
                                                 Corporation     SportsWave, Inc.      SportsWave, Inc.  Services, Inc.
                                                                               Note
Revenue                                         $       7,089   $      (2,061)  (1)    $        5,028   $       7,071

Cost of sales                                           3,603          (1,191)  (1)             2,412               -
                                                  ------------                           -------------    ------------

Gross profit                                            3,486                                   2,616           7,071

Selling, general & administrative                       6,079            (599)  (1)             5,480           6,640
                                                  ------------                           -------------    ------------

Loss from operations                                   (2,593)                                 (2,864)            431

Interest expense (income), net                           (121)              8   (1)              (113)             33
                                                  ------------                           -------------    ------------

Loss before income tax expense                         (2,472)                                 (2,751)            398

Income tax expense                                          6                                       6             159
                                                  ------------                           -------------    ------------

Net loss                                        $      (2,478)                         $       (2,757)  $         239
                                                  ============                           =============    ============

Net loss per common share - basic
     and diluted                                $       (0.48)                         $        (0.53)  $
                                                  ------------                           -------------

Weighted average shares outstanding -
     basic and diluted                              5,157,399                               5,157,399
                                                  ------------                           -------------


                                                    Pro Forma
                                                   Adjustments
                                                  for Acquisition
                                                       of KCS
                                                      Computer              Pro Forma
                                                   Services, Inc.          Consolidated
                                                                Note
Revenue                                       $                           $       12,099

Cost of sales                                          4,828    (10)               7,240
                                                                            -------------

Gross profit                                                                       4,859

Selling, general & administrative                     (4,541) (4)(10)              7,579
                                                                            -------------

Loss from operations                                                              (2,720)

Interest expense (income), net                           143   (6)(7)                 63
                                                                            -------------
                                                               (8)(9)
Loss before income tax expense                                                    (2,783)

Income tax expense                                                                   165
                                                                            -------------

Net loss                                                                  $       (2,948)
                                                                            =============

Net loss per common share - basic
     and diluted                                                          $        (0.49)
                                                                            -------------

Weighted average shares outstanding -
     basic and diluted                                                         5,962,594
                                                                            -------------


The accompanying notes are an integral part of these financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)


The pro forma adjustments to the condensed consolidated balance sheets are as follows:

(1) To record the sale proceeds received from Lighthouse Holdings, Inc. ("Lighthouse") for all of the issued and outstanding shares of SportsWave as if the proceeds had been received as of June 30, 1998. Proceeds include receipt of cash in the amount of $2,944 and a note receivable in the amount of $500.

(2) To remove the assets and liabilities of SportsWave, as of June 30, 1998, which were included in the Company's consolidated balance sheet as of that date, but which are assumed to be transferred to Lighthouse. Assets assumed transferred to Lighthouse include SportsWave's accounts receivable, prepaid expenses, property and equipment, net of accumulated depreciation, and other asset balances. Other assets consists primarily of intangible assets related to the Company's purchase of SportsWave, net of accumulated amortization, and the long-term portion of prepaid expenses. Liabilities assumed transferred to Lighthouse include accounts payable, accrued expenses and the current and long-term portions of deferred revenue. SportsWave's cash balance as of June 30, 1998 is assumed to have been utilized to repay a portion of the intercompany balance due the Company.

(3) To adjust shareholder's equity to reflect an estimated gain on the disposal of SportsWave of $932. The pro forma balance sheet presentation assumes that the sale of SportsWave occurred as of June 30, 1998. The assumed gain was estimated by comparing the sale proceeds, as identified in Note (1) above, less a liability to the former shareholders of SportsWave, as discussed in Note (4), to the Company's recorded investment in SportsWave. The recorded investment reflects the Company's original purchase at cost, an adjustment for its equity-basis ownership interest in SportsWave's results of operations from acquisition through June 30, 1998, plus the Company's intercompany receivable balance from SportsWave, net of SportsWave's June 30, 1998 cash which is assumed to have been utilized to repay a portion of the intercompany balance. The Company had sufficient federal and state net operating loss carryforwards as of the actual date of sale of SportsWave, September 30, 1998, to offset the estimated gain to be recorded on disposal. Consequently, no provision for income taxes is expected to be recorded in connection with the gain and therefore no provision for income taxes related to the gain on disposal has been reflected in the pro forma condensed consolidated financial statements.

(4) To record a liability of $600 to reflect the Company's settlement of any contingent liability owed the former shareholders of SportsWave related to the earn-out provisions of the original stock purchase agreement pursuant to which the Company acquired SportsWave in 1996.

(5) To record the purchase price consideration for the Company's acquisition of KCS, including a cash payment of $2,443, the issuance of 805,195 shares of the Company's common stock to certain selling KCS shareholders valued at $4.406 per share resulting in a credit to shareholder's equity of $3,548, the issuance of a note payable to a selling KCS shareholder of $6,200 with an assumed maturity of approximately 4.5 months, and the issuance of a second note payable to a selling KCS shareholder of $2,000 with an assumed maturity of two years. The number of shares and valuation placed on the common stock issued corresponds to that utilized in the actual acquisition. The assumed maturities of the notes payable correspond with the time periods from issuance to maturity of the actual notes payable.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)


(6) To record the estimated excess purchase price of approximately $13,408 assigned to intangible assets. The intangible assets identified, based upon an independent appraisal, along with the assigned values and the estimated useful lives, are as follows:

                                                                                                           Estimated Useful
                                                                                                           -----------------
         Assets                                                                    Assumed Values           Lives in Years
         ------                                                                    --------------           --------------
Assembled Work Force                                                                  $   257                     5
Customer List                                                                           2,230                    14
Goodwill                                                                               10,921                    30

     The agreement governing the acquisition of KCS includes provisions for contingent payments of up to $1,200 in cash and up to $400 in the Company's common stock based on the Adjusted Operating Income, as defined in the agreement, of KCS for the year ended December 31, 1998. Future contingent payments, if any, made to the selling shareholders of KCS will be reflected as additional cost of the acquired entity. These additional costs of the affected assets will be capitalized and amortized over the remaining useful life of the assets.

(7) To record the reversal of certain deferred tax liabilities of $93 and deferred tax assets of $16 in connection with the estimated purchase accounting.

(8) To record an estimated liability for professional, legal and accounting fees incurred or expected to be incurred in connection with the acquisition. Such fees have been added to the Company's estimated investment in KCS in estimating the excess purchase price.

(9)  To reflect elimination of KCS equity balance as of June 30, 1998.

(10) To record assumed repayment by the Company of certain notes payable due from KCS to a bank. Assumed cash disbursement is $673 to retire notes with current portion due of $481 and non-current portion due of $192 as of June 30, 1998.

(11) To record the net proceeds of $2,750 from the issuance of 2,750 shares of
     the Company's Series B preferred stock and warrants.    Such proceeds were
     utilized in connection with the acquisition of KCS.

(12) To record disbursements of $18 to regulatory agencies in connection with the Company's issuance of additional common shares.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)


The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(1) To remove the revenue, cost of sales, selling, general & administrative expenses, interest income and income tax expenses applicable to the operations of SportsWave for the periods presented.

(2) To reflect an assumed gain on disposal of SportsWave of $907 as of the beginning of the income statement periods presented. The gain is reflected as if the sale had occurred as of January 1, 1997. The assumed gain was estimated by comparing the sale proceeds, less a liability to the former shareholders of SportsWave, as discussed in Note (4) to pro forma balance sheet, to the Company's recorded investment in SportsWave. The recorded investment reflects the Company's original purchase at cost, an adjustment for its equity basis ownership interest in SportsWave's results of operations from its acquisition by the Company in November 1996 through December 31, 1996, plus the Company's intercompany receivable balance from SportsWave, net of SportsWave's January 1, 1997 cash balance which is assumed to be utilized to repay a portion of the intercompany balance. As discussed above in Note (3) to pro forma balance sheet, no provision for income taxes has been reflected for the gain on disposal because the Company has sufficient federal and state net operating loss carryforwards as of actual date of disposal to offset the estimated gain.

(3) To reflect interest income based on estimated money market rates for the assumed cash receipt of $2,944 at the closing of the sale of SportsWave for approximately 1.5 months. The majority of the proceeds from the sale of SportsWave, were utilized to repay a note payable incurred by the Company in connection with the Company's acquisition of KCS. The note retirement occurred approximately 1.5 months after the KCS acquisition. Therefore, for the pro forma statements of operations, it is also assumed that the note was retired approximately 1.5 months after the assumed date of
     acquisition of KCS, January 1, 1997.   Assumed additional interest income
     is $19 for the year ended December 31, 1997.

(4) To record estimated amortization expense related to intangible assets recorded in connection with the acquisition of KCS, including assembled work force, customer list and goodwill. Estimated amortization expense is $575 for the year ended December 31, 1997 and $287 for the six months ended June 30, 1998.

(5) To record interest expense of $38 for a $6,200 note payable related to the acquisition of KCS. As discussed above under Note (3) to pro forma statements of operations, such note is assumed to have been outstanding approximately 1.5 months.

(6) To record interest expense of $122 for the year ended December 31, 1997 and $61 for the six months ended June 30, 1998 for a $2,000 note payable related to the acquisition of KCS.

(7) To record interest expense of $83 for the year ended December 31, 1997 and $48 for the six months ended June 30, 1998 related to the borrowing of $1,000 under the Company's revolving credit line with S&T Bank. The borrowing is assumed to have occurred to repay a portion of a note payable due a selling KCS shareholder approximately 1.5 months after the assumed date of KCS acquisition, January 1, 1997. The interest expense is based on estimated prime interest rates during the periods and the premium to prime rate specified in the Company's loan agreement.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Dollars in thousands, except per share data)


(8) To reflect foregone interest income at estimated money market rates on $2,355 of the Company's working capital assumed to have been utilized in connection with repayment of the $6,200 note payable related to the KCS acquisition. Interest income is estimated to have been foregone for 10.5 and 6 months, respectively, for the yearly and six-month 1997 and 1998 periods presented. Foregone interest income is estimated at $111 for the year ended December 31, 1997 and $64 for the six months ended
     June 30, 1998.

(9) To reflect reduced interest expense resulting from the assumed January 1, 1997 repayment of notes payable due from KCS to a bank. The estimated reduction in interest expense is based on average principal balances outstanding during the respective periods, estimated prime interest rates during the periods and the premium to prime rate applicable under the KCS notes. Reduced interest expense reflected in the pro forma statements of operations are $65 for the year ended December 31, 1997, and $30 for the six months ended June 30, 1998.

(10) To reclassify estimated cost of sales applicable to KCS' operations during the periods presented in the pro forma statements of operations. Such costs were not segregated from other selling, general & administrative expenses in KCS financial statements. Cost of sales was estimated based on rates consistent with historical KCS operational analysis of billing rates and consultant costs. The reclassification makes the presentation consistent with the Company's classifications of cost of sales and selling, general & administrative expenses for its technology consulting business. Amounts reclassified to cost of sales were $8,748 for the year ended December 31, 1997 and $4,828 for the six months ended June 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     ALLIN COMMUNICATIONS CORPORATION


Date: October 9, 1998      By:   /s/ Richard W. Talarico
                                 -----------------------
                                 Richard W. Talarico
                                 Chairman and Chief Executive Officer

                                 EXHIBIT INDEX


2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc. (previously filed)

3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

3(i)(b) Certificate of Correction Relating to the Series B Redeemable Preferred Stock of the Registrant (previously filed)

4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

4.2 Form of Warrant for purchasers of Series B Redeemable Preferred Stock (previously filed)

4.3 Promissory Note dated August 13, 1998 in the principal amount of $2,000,000 (previously filed)

10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

10.2 Promissory Note dated August 13, 1998 in the principal amount of $6,200,000 (previously filed)

23        Consent of Grossman Yanak & Ford LLP

99        Press Release dated August 13, 1998 (previously filed)